UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): August 31, 2009

MXENERGY HOLDINGS INC.

(Exact name of registrant as specified in its charter)

Delaware	333-138425	20-2930908
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

595 Summer Street, Suite 300, Stamford, Connecticut  06901

(Address and zip code of principal executive offices)

203-356-1318

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01               Entry into a Material Definitive Agreement

MXenergy Inc. (“MXenergy”) and MXenergy Electric Inc., subsidiaries of MXenergy Holdings Inc. (the “Company”), entered into the Eighth Amendment and Waiver dated as of August 31, 2009 (the “Credit Agreement Amendment”), to the Third Amended and Restated Credit Agreement dated as of November 17, 2008 (as amended to date, the “Credit Agreement”) with the Company and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

Pursuant to the terms of the Credit Agreement Amendment, the maturity date under the Credit Agreement was extended to September 21, 2009.  Additionally, the definition of “Trigger Event” contained therein was amended and restated in its entirety to mean:

1)             on or prior to September 4, 2009:

a.             the administrative agent has not received written confirmation (which written confirmation may be sent via electronic mail) from the Refinance Party (as defined in the Credit Agreement Amendment) confirming that: (i) it has negotiated and agreed to the final form of the Collateral LOC (as defined in the Credit Agreement Amendment) with the issuing bank, and it will provide for the delivery of the Collateral LOC (as defined in the Credit Agreement Amendment) to the issuing bank on or before the closing date of the Refinance Transaction (as defined in the Credit Agreement Amendment) (and such written confirmation shall attach the form of Collateral LOC thereto); (ii) it has negotiated and agreed to the final form of Payoff Letter (as defined in the Credit Agreement Amendment) with the administrative agent and will accept such Payoff Letter from the administrative agent and the Borrowers under the Credit Agreement in connection with the closing of the Refinance Transaction, without requiring any other terms, conditions or documentation from the administrative agent or the Lenders under the Credit Agreement concerning the matters contained therein (except as expressly provided therein) (and such written confirmation shall attach the form of Payoff Letter thereto); and (iii) it actively continues to negotiate definitive documentation in good faith with the Company and the Borrowers on the Refinance Transaction and that the Refinance Party’s due diligence investigation of the Borrowers’ business has not identified any materially adverse matters in the judgment of the Refinance Party;

b.             the final form of Collateral LOC is not in form and substance satisfactory to the issuing bank in its sole discretion; or

c.             the final form of Payoff Letter is not in form and substance satisfactory to the administrative agent in its sole discretion;

2)             on or prior to September 8, 2009, the Borrowers fail to deliver to the administrative agent evidence satisfactory to the administrative agent and the Majority Lenders (as defined in the Credit Agreement) that the FERC Approval (as defined in the Credit Agreement Amendment) has been obtained;

3)             on or prior to September 20, 2009, holders of at least 95% (or, if the applicable condition precedent in the Exchange Offering Memo (as defined in the Credit Agreement) is waived by a sufficient number of holders of the Senior Notes (as defined in the Credit Agreement) pursuant to evidence satisfactory to the administrative agent and the Majority Lenders in their sole discretion, 90%) of the outstanding principal amount of the Senior Notes (excluding Senior Notes owned by the Company) shall not have validly tendered and not withdrawn their Senior Notes in the Senior Notes Exchange Offer (as defined in the Credit Agreement), as modified pursuant to an amendment to the Exchange Offering Memo in accordance with (4)b(i) below;

4)             the Senior Notes Exchange Offer or the Exchange Offering Memo:

a.             expires or is terminated without holders of a sufficient amount of the Senior Notes to make the Senior Notes Exchange Offer effective having validly tendered and not withdrawn their Senior Notes in the Senior Notes Exchange Offer; or

b.             is amended or otherwise modified in any manner (unless amended or otherwise modified solely to: (i) reflect the final terms agreed to (pursuant to evidence satisfactory to the administrative agent and the Majority Lenders in their sole discretion) by the Company, the Refinance Party and the holders of the Senior Notes, and such amendment or other modification is in form and substance reasonably satisfactory to the administrative agent and the Majority Lenders; or (ii) extend the expiration date of the Senior Notes Exchange Offer such that it is consummated and settled simultaneously with the closing of the Refinance

Transaction); or

5)             the Company or a Borrower receives a notice of or becomes aware of a termination or abandonment by the Refinance Party of the Refinance Transaction, or a significant change in structure that could reasonably be expected to delay the closing thereof to after the Maturity Date (as defined in the Credit Agreement Amendment), or the Company, a Borrower or any of their respective subsidiaries takes any action to terminate or abandon the Refinance Transaction, or fails to take any action which failure has the effect of terminating or abandoning the Refinance Transaction.

The Credit Agreement Amendment includes the following amendments regarding letters of credit:

1)             the final date on which the Company may request issuance, increase, amendment, renewal or extension of letters of credit under the Credit Agreement was amended to the date which is five (5) business days prior to the Maturity Date; and

2)             no letter of credit issued, increased, amended, renewed or extended prior to the effective date of the Credit Agreement Amendment shall have an expiration date later November 30, 2009 (other than up to $40 million face amount of letters of credit which may have an expiration date not later than January 31, 2010).

The Credit Agreement Amendment also requires that the Company maintain a Minimum Consolidated Tangible Net Worth of $25.0 million for the months of August and September 2009.  Furthermore, the Credit Agreement Amendment provides that the loan parties shall not permit the aggregate amount of natural gas inventory to exceed 6.6 Bcf on any day in the month of September 2009.

MXenergy also entered into the Fifteenth Amendment to Master Transaction Agreement dated as of August 31, 2009 (the “Hedge Agreement Amendment”), with the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider (the “Hedge Provider”), amending certain provisions of that certain Master Transaction Agreement dated as of August 1, 2006 (as amended to date, the “Hedge Agreement”).  Certain provisions of the Hedge Agreement Amendment amended the Hedge Agreement primarily to conform to provisions of the Credit Agreement Amendment, including the extension of the commitment termination date of the Hedge Agreement to September 21, 2009.  In addition, the Hedge Agreement Amendment also amended various other provisions of the Hedge Agreement, including:

1)    The total permitted hedged volume under the Hedge Agreement was reduced from 11 Bcf to 10 Bcf; and

2)    The expiration date of the letter of credit issued under the Credit Agreement to support hedge liabilities of the Company to the Hedge Provider was extended to October 26, 2009.

These descriptions of the Credit Agreement Amendment and the Hedge Agreement Amendment are qualified in their entirety by reference to the complete terms of such amendments which are attached to this Current Report as Exhibits 10.1 and 10.2, respectively.

Item 9.01               Financial Statements and Exhibits

Exhibit No.	Exhibit Description
10.1

Eighth Amendment and Waiver to the Third Amended and Restated Credit Agreement, dated as of August 31, 2009, by and among MXenergy Inc. and MXenergy Electric Inc., as borrowers, MXenergy Holdings Inc. and certain of its subsidiaries, as guarantors, the lenders party thereto and Société Générale, as administrative agent.

10.2

Fifteenth Amendment to the Master Transaction Agreement, dated as of August 31, 2009, by and among MXenergy Inc., the Company and certain of its subsidiaries, as guarantors, and Société Générale, as hedge provider.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MXENERGY HOLDINGS INC.
(Registrant)

Date: September 3, 2009	/s/ Carole R. Artman-Hodge
Name: Carole R. Artman-Hodge
Title: Executive Vice President and Secretary